                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

             MIRAVANT MEDICAL TECHNOLOGIES
----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                          Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          MIRAVANT MEDICAL TECHNOLOGIES
                                336 BOLLAY DRIVE
                         SANTA BARBARA, CALIFORNIA 93117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2000

    Notice is hereby given that the Annual Meeting of Stockholders of Miravant Medical Technologies (the "Company") will be held on Wednesday, June 14, 2000, at 9:00 a.m., at The Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California, 93108, (805) 969-2261, for the following purposes:

    1. To elect six (6) Directors to serve until the 2001 Annual Meeting and until their successors are elected and qualified;

    2.  To approve the Miravant Medical Technologies 2000 Stock Compensation
       Plan;

    3. To ratify the appointment of Ernst & Young LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 2000; and

    4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     These items are more fully described in the following pages. The Board of Directors has fixed the close of business on APRIL 25, 2000, as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. STOCKHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE STOCKHOLDER IS PRESENT AT THE MEETING OR THE SIGNED PROXY IS RETURNED OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ JOSEPH E. NIDA
                                          -------------------------------
                                          Joseph E. Nida
                                          SECRETARY

Santa Barbara, California
May 8, 2000

                    PLEASE SIGN AND RETURN THE ENCLOSED PROXY

                          MIRAVANT MEDICAL TECHNOLOGIES
                                336 BOLLAY DRIVE
                         SANTA BARBARA, CALIFORNIA 93117

                                 PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 10, 2000 in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Miravant Medical Technologies (collectively with its subsidiaries, the "Company") for the 2000 Annual Meeting of Stockholders, to be held on Wednesday, June 14, 2000, at
9:00 a.m. local time, at The Four Seasons Biltmore, Santa Barbara, California, or at any adjournment thereof. Proxies are solicited to give all stockholders of record at the close of business on April 25, 2000 an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

    At the Annual Meeting, stockholders will be asked to consider and vote upon three items as follows:

        ITEM NO. 1. To elect six (6) Directors to serve until the 2001 Annual Meeting and until their successors are elected and qualified;

        ITEM NO. 2. To approve the Miravant Medical Technologies 2000 Stock Compensation Plan;

        ITEM NO. 3. To ratify the appointment of Ernst & Young LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 2000; and

        ITEM NO. 4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company's executive offices, by subsequently executing and delivering a later-dated proxy, or by voting in person at the Annual Meeting.

    A copy of the Annual Report to Stockholders is included herewith but shall not constitute proxy solicitation materials.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE ELECTION OF EACH OF ITS DIRECTOR NOMINEES IN ITEM NO. 1 AND APPROVAL OF ITEM NO. 2 AND ITEM NO. 3 ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT EACH OF THE DIRECTOR NOMINEES IN ITEM NO. 1 AND VOTE FOR ITEM NO. 2 AND FOR ITEM NO. 3.

                       VOTING AND SOLICITATION OF PROXIES

    Only holders of record at the close of business on April 25, 2000 (the "Record Date") of the Company's Common Stock, $.01 par value (the "Common Stock"), which is quoted on The NASDAQ National Market under the symbol "MRVT", will be entitled to vote at the Annual Meeting. On April 24, 2000, there were 18,283,074 shares of Common Stock outstanding. The holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote will constitute a quorum at the meeting. Broker non-votes (see below) will be counted toward the establishment of a quorum. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

    Please specify your choices on the items by marking the appropriate boxes on the enclosed proxy card and signing it. Shares represented by duly executed and unrevoked proxies in the enclosed form received by the Board will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies will be voted FOR the election as directors of the nominees listed in Item No. 1, FOR Item
No. 2 and FOR Item No. 3, and with respect to any other matter that may properly come before the meeting, in the discretion of the proxy holder.

    This proxy solicitation is being made by the Company. The Company intends to solicit proxies by use of the mail. In addition, solicitation of proxies may be made by personal and telephonic meetings with stockholders by directors, officers and regular employees of the Company. The cost of preparing, assembling and mailing the proxy materials will be borne by the Company.

VOTE REQUIRED

    The election of the director nominees pursuant to Item No. 1 requires a plurality of the votes cast in person or by proxy at the Annual Meeting. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Under Delaware law, the Company's Certificate of Incorporation and the Company's ByLaws, shares as to which a stockholder abstains or withholds from voting on the election of Directors, and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on such nominees, will not affect the outcome of the election of directors.

    If any stockholder gives notice at the meeting of his or her intention to cumulate votes in the election of directors, each stockholder will be entitled to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares then held, or distribute the votes on the same principle among as many nominees as the stockholder deems fit. Stockholders voting by means of the accompanying proxy will be granting the proxy holders discretionary authority to vote their shares cumulatively, but such stockholders may not mark the proxy to cumulate their own votes. The Board of Directors does not presently intend to give notice to cumulate votes, but it may elect to do so in the event of a contested election or other, presently unexpected, circumstances. In the event of cumulative voting, the accompanying proxy authorizes the individuals named as proxy holders, in their discretion, to vote cumulatively and to distribute, in any manner, the votes to which each share is entitled in the election of directors, among the nominees for whom the authority to vote has not been withheld in the accompanying proxy.

    Approval of the Miravant Medical Technologies 2000 Stock Compensation Plan pursuant to Item No. 2 and ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company pursuant to Item No. 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Under Delaware law, the Company's Certificate of Incorporation and the Company's ByLaws, abstentions on such proposals have the same legal effect as a vote against such proposals. Broker non-votes are not counted as shares represented and entitled to vote and therefore will not affect the outcome of the vote on such proposals.

    A list of the stockholders of record as of the Record Date will be available for examination during ordinary business hours at least ten days prior to the Annual Meeting by any stockholder, for any purpose germane to the Annual Meeting at the Company's offices at 336 Bollay Drive, Santa Barbara California 93117 (telephone (805) 685-9880), Attention: Shadean Runyen.

     IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD. STOCKHOLDERS WHOSE SHARES ARE HELD OF RECORD BY BROKERS OR OTHER INSTITUTIONS, WILL BE ADMITTED UPON PRESENTATION OF PROPER IDENTIFICATION AND PROOF OF OWNERSHIP (E.G., A BROKERS' STATEMENT) AT THE DOOR.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 24, 2000 by (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of its Common Stock, (ii) each of the executive officers named in the Summary Compensation Table included herein, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers of the Company as a group.

                                                                   NUMBER OF         PERCENTAGE OF
                                                              SHARES BENEFICIALLY     OUTSTANDING
                            NAME                                  OWNED (1)(2)           STOCK
                            ----                              --------------------   -------------
Pharmacia Corporation(3)....................................        2,101,534           11.35 %
St. Cloud Investment, Ltd.(4)...............................        1,720,303            9.29 %
Gary S. Kledzik, Ph.D.(5)...................................        1,669,150            8.76 %
David E. Mai................................................          376,250            2.02 %
Charles T. Foscue(6)........................................           98,177            *
Larry S. Barels(7)..........................................           91,750            *
John M. Philpott............................................           87,500            *
William P. Foley II(8)......................................           56,250            *
Jonah Shacknai(9)...........................................               --            *
All directors and executive officers as a group (7
  persons)..................................................        2,379,077           12.13 %

------------------------

   * Less than one percent.

(1) Each person has sole voting and investment power over the Common Stock shown as beneficially owned, subject to community property laws where applicable and the information contained in the footnotes below.

(2) Includes the following shares of Common Stock issuable upon exercise of options and/or warrants exercisable within 60 days of April 24, 2000:
    Pharmacia Corporation--240,000; Dr. Kledzik--768,750 shares;
    Mr. Mai--338,940 shares; Mr. Foscue--82,250 shares; Mr. Philpott--80,000 shares; Mr. Foley--26,250 shares; Mr. Barels--26,250 shares; St. Cloud Investments, Ltd.--233,532; and directors and executive officers as a group--1,322,440 shares.

(3) Pharmacia Corporation is a Delaware corporation formed by the merger in April 2000 of Pharmacia & Upjohn, Inc. and Monsanto Company, according to a press release issued by Pharmacia Corporation March 31, 2000. According to the Schedule 13D filing on April 10, 2000, the principal business address of Pharmacia Corporation is 100 Route 206 North, Peapack, New Jersey, 07977. See "Certain Relationships and Related Transactions".

(4) According to the Schedule 13D filed with the SEC on March 10, 1999, St. Cloud Investments, Ltd. is a corporation organized under the laws of the British Virgin Islands and its principal business address is c/o Robert Tucker, 61 Purchase Street, Suite 2, Rye, New York 10580.

(5) Excludes 40,000 shares of Common Stock to which Dr. Kledzik disclaims beneficial ownership. Such shares were transferred to The Gary S. Kledzik Charitable Remainder Unitrust, of which Gary S. Kledzik is the trustee and beneficiary. Dr. Kledzik's address is 336 Bollay Drive, Santa Barbara, California 93117.

(6) Excludes 12,069 shares of Common Stock to which Mr. Foscue disclaims beneficial ownership. 11,521 of these shares are held by HAI
    Financial, Inc., of which Mr. Foscue is the Chairman, President and Chief Executive Officer and the remaining 548 shares are held in a pension plan for the benefit of Mr. Foscue.

(7) Excludes 5,500 shares of Common Stock to which Mr. Barels disclaims beneficial ownership. Such shares are held by his spouse and children.

(8) Excludes 326,400 shares of Common Stock to which Mr. Foley disclaims beneficial ownership. 320,900 of these shares are held by Fidelity National Financial, Inc., of which Mr. Foley is the Chairman and Chief Executive Officer, and the remaining 5,500 shares are held by his spouse and children.

(9) Excludes 68,125 shares underlying options exercisable within 60 days of April 24, 2000 as to which Mr. Shacknai disclaims beneficial ownership. Such shares are held in a trust administered by an independent trustee for the benefit of Mr. Shacknai's children.

            BOARD MEETINGS, REMUNERATION OF DIRECTORS AND COMMITTEES

    During 1999, the Board of Directors met on four occasions. Each director then in office attended in person or by telephone one hundred percent (100%) of the meetings of the Board of Directors and Committees on which he served.

    Employees of the Company do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its Committees. Directors who are not employees of the Company do not receive fees for board meetings attended, but do receive an annual stock option grant under the Miravant Medical Technologies 1996 Stock Compensation Plan, as amended and restated effective March 3, 1997 (the "1996 Plan"). The 1996 Plan currently provides for an automatic grant of non-qualified stock options to purchase 7,500 shares of Common Stock to non-employee directors on the first day of the fourth quarter of each year that a non-employee director serves on the Board of Directors during the term of the 1996 Plan. Each option vests upon the grant date and is granted at an option price equal to the fair market value of the Common Stock on the grant date. The options terminate on the earlier of 90 days from the date on which a director is no longer a member of the Board of Directors for any reason other than death, ten years from the date of grant or six months from the director's death. Non-employee directors are also eligible for discretionary awards under the 1996 Plan. During the year ended
December 31, 1999, the following non-employee directors were each automatically granted stock options to purchase 7,500 shares of Common Stock under the 1996
Plan: Charles T. Foscue, Jonah Shacknai, Larry S. Barels and William P. Foley
II. The Company also reimburses directors for out-of-pocket expenses incurred in connection with attending Board and Committee meetings.

    The Board has standing Audit and Compensation Committees. The Board does not have a standing nominating committee or a committee performing similar functions. The current members of each of the Board's Committees are listed below.

THE AUDIT COMMITTEE

    The Audit Committee, composed solely of outside directors, meets with the Company's independent accountants and management to discuss, recommend and review accounting principles, financial and accounting controls, the scope of the annual audit and other matters; advises the Board on matters related to accounting and auditing; and reviews management's selection of independent accountants. The members of the Audit Committee are Charles T. Foscue, Jonah Shacknai, William P. Foley II and Larry S. Barels. During 1999, the Audit Committee met one time.

THE COMPENSATION COMMITTEE

    The Compensation Committee, composed solely of outside directors, reviews and takes action regarding terms of compensation, employment contracts and pension matters that concern executive officers of the Company. The Compensation Committee also administers the 1996 Plan. The members of the Compensation Committee are Jonah Shacknai, William P. Foley II and Larry S. Barels. During 1999, the Compensation Committee met one time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Foscue is a founder, Chairman, President and Chief Executive Officer of HAI Financial, Inc., previously known as Harmet Associates, Inc., ("HAI"), which provides corporate financial consulting services in the areas of mergers and acquisitions, public and private financings, strategic planning and financial analysis. Both HAI and Mr. Foscue have been advisors to the Company since 1991 and have been involved in the Company's private and public financings from 1991 to the present. For the year ended December 31, 1999, the Company recorded as expense $2,000 in connection with ongoing consulting services provided by HAI.

                               EXECUTIVE OFFICERS

    The names, ages and certain additional information (if not set out in Item No. 1) of the current executive officers of the Company are as follows:

             NAME                      AGE                               POSITION
-------------------------------      --------   ----------------------------------------------------------
Gary S. Kledzik, Ph.D..........         50      Chairman of the Board and Chief Executive Officer

David E. Mai...................         55      President of Miravant Medical Technologies, Miravant
                                                Systems, Inc., Miravant Cardiovascular, Inc. and Miravant
                                                Pharmaceuticals, Inc.

John M. Philpott...............         39      Chief Financial Officer and Treasurer

    Information about Dr. Kledzik and Mr. Mai is set forth in Item No. 1.

    JOHN M. PHILPOTT has served as Chief Financial Officer since December 1995. Since March 1995, Mr. Philpott had served as Controller. Prior to joining the Company, Mr. Philpott was a Senior Manager with Ernst & Young LLP, which he joined in 1986. Mr. Philpott is a Certified Public Accountant in the State of California. He holds a B.S. degree in Accounting and Management Information Systems from California State University, Northridge.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee"), composed entirely of outside directors, is responsible for the oversight and administration of executive compensation. The Committee also reviews the Company's overall compensation program as reported to the Committee by management. In establishing the Company's executive compensation program, the Committee takes into account the significance of the position to the Company, stockholder value, current market data and compensation trends for comparable companies and geographic locations, compares corporate performance to that of other companies in the same industry, gauges achievement of corporate and individual objectives and accomplishments and considers the overall effectiveness of the program in measuring and rewarding desired performance levels. These principles have been adhered to by developing incentive pay programs which provide competitive compensation and reflect the Company's performance. Both short-term and long-term incentive compensation are based on Company performance, achievement of specific milestones and the value received by stockholders. Since the Company is in the pre-commercialization stage, the use of traditional performance standards (such as revenue growth, operating income, profit levels and return on equity) are not appropriate in evaluating the performance of the executive officers. In particular, the unique nature of the biotechnology industry, specifically the absence of commercial revenues and the fact that the Company's stock performance is often more a consequence of large market forces than that of actual Company achievements, makes it difficult to tie performance objectives to standard financial consideration. The Committee believes the compensation of the Company's executive officers is in the middle range of compensation data compiled for comparable companies.

COMPENSATION PHILOSOPHY

    The Committee bases the executive compensation program on the following principles which reflect the value created for stockholders while supporting the Company's strategic business goals:

    - Compensation should encourage increased stockholder value.

    - Compensation levels for executive officers are benchmarked to the outside market, utilizing information from general industry surveys.

    - Total compensation opportunity is targeted to the mid-range from general industry surveys with incremental amounts which may be earned above that level depending upon corporate and individual performance. The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remain competitive in order to attract and retain the talent needed to manage and build the Company's business.

    - Incentive compensation is designed to reinforce the achievement of both short and long-term strategic business goals and objectives of the Company.

COMPENSATION MEASUREMENT

    The Company's executive compensation is composed of three components, base salary, short-term incentives and long-term incentives, each of which is intended to serve the overall compensation philosophy.

    BASE SALARY. The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial position and performance of the Company, general economic conditions, as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

    SHORT-TERM INCENTIVES. The Compensation Committee has the ability to award stock-based, short-term incentive compensation to executives under the 1996 Plan based on the executive's level of responsibility, potential contribution, the success of the Company and competitive conditions. Although no such awards have been granted under the 1996 Plan to date, the executive's actual award would generally be determined following the end of the fiscal year based on the Company's achievement of its goals and an assessment of the executive's individual performance. Although generally the Company currently does not award short-term cash incentive compensation to its executives, the Committee may in the future award cash or stock bonuses based on the achievement of target levels of growth or other performance objectives established in consultation with senior management.

    LONG-TERM INCENTIVES. The Committee may award long-term incentive stock compensation based upon the achievement of the Company's research and development program goals, strategic alliance collaboration goals, capital fundings and the performance of the Common Stock on the NASDAQ National Market. Under the Company's employment agreements and the 1996 Plan, stock options and other stock awards are granted from time to time to reward key employee's contributions and as an incentive for future contributions. Such grants of awards are based primarily on a key employee's past and potential contribution to the Company's accomplishments and growth. Under the 1996 Plan, the exercise price of incentive stock options must equal or exceed the fair market value of the Common Stock on the date of grant. Although the exercise price of certain non-statutory stock options granted in the past were less than the fair market value of the Common Stock at the date of grant, no options granted to executive officers in 1999 were granted with an exercise price below fair market value. Generally, the options under the 1996 Plan vest over four years and employees must continue to be employed by the Company for such options to vest.

    The stock option grants are designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

    1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. In setting the 1999 salary and incentive award levels for the Chief Executive Officer, the Committee reviewed the Company's achievements in 1998. The Committee also considered the Chief Executive Officer's leadership in continuing to strategically position the Company for the development and commercialization of drugs and devices for use in photodynamic therapy in the treatment of a number of disease indications. Some of the achievements during 1998 include:

    - The Company restructured its ophthalmology, oncology and urology agreements with Pharmacia Corporation, formerly Pharmacia & Upjohn, to provide the Company with the responsibility of the U.S. clinical trials and product development, enhanced funding for oncology and urology and received the rights back for SnET2 in dermatology;

    - The Company effectively commenced Phase III clinical trials for age-related macular degeneration and received a "fast track" designation from the Food and Drug Administration;

    - During 1998, the Company implemented a cost restructuring program which reduced the Company's cash burn rate while maintaining focus on our core development programs;

    - The Company added two new directors to the Board of Directors; and

    - In early 1999, the Company again restructured its existing relationship and agreements with Pharmacia Corporation, which resulted in Pharmacia Corporation eventually assuming the majority of the clinical development work for SnET2 in ophthalmology. Additionally, the Company obtained a $19.0 million equity infusion and a $22.5 line of credit from Pharmacia Corporation.

    While acknowledging the significance of the above mentioned achievements, the Committee in 1999 only increased the Chief Executive Officer's salary from $300,000 to $325,000. Additionally, consistent with the Company's current general policy of not awarding short-term cash incentives, the Committee determined to forego any short-term incentive award to the Chief Executive Officer for 1999. With respect to long-term incentives, however, the Committee approved the grant to the Chief Executive Officer of 200,000 non-statutory stock options under the 1996 Plan priced at the fair market value on the grant date and vesting at the rate of 25% a year.

    SECTION 162(m) IMPLICATIONS FOR EXECUTIVE COMPENSATION. It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which makes certain "non-performance-based" compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as "performance-based" under Section 162(m), compensation payments must be made pursuant to a plan, by a committee of at least two "outside" directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the outside directors or the Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

    The Committee, in planning for the future of the Company, has considered the impact of Section 162(m) and has taken several steps which are designed to minimize its effect to the extent practicable while maintaining competitive compensation practices. The Committee expects to continue to examine the effects of Section 162(m) and to monitor the level of compensation paid to the Company's executive officers in order to take any steps which may be appropriate in response to the provisions of Section 162(m) to the extent practicable while maintaining competitive compensation practices.

                                          COMPENSATION COMMITTEE
                                           William P. Foley II, Chairman
                                           Larry S. Barels
                                           Jonah Shacknai

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table summarizes all compensation paid to the Company's Chief Executive Officer and to the Company's other most highly compensated executive officers other than the Chief Executive Officer, whose total annual salary exceeded $100,000 for services rendered in all capacities to the Company during the fiscal years ended December 31, 1999, 1998 and 1997 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                 ANNUAL COMPENSATION             AWARDS
                                                                ----------------------      ----------------
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                                                                OPTIONS
            NAME AND PRINCIPAL POSITION                YEAR      SALARY        BONUS        (# OF SHARES)(1)
---------------------------------------------------  --------   --------      --------      ----------------
Gary S. Kledzik, Ph.D..............................    1999     $325,000      $    --            200,000
  Chairman of the Board and Chief Executive Officer    1998      300,000           --            200,000
                                                       1997      200,000           --            100,000

David E. Mai.......................................    1999     $250,000      $    --            100,000
  Director and President                               1998      225,000           --            100,000
                                                       1997      178,000           --             50,000

John M. Philpott...................................    1999     $175,000      $    --             75,000
  Chief Financial Officer and Treasurer                1998      140,000           --             50,000
                                                       1997      108,000           --             25,000

------------------------

(1) The options vest equally over a period of four years and expire upon the earlier of (i) three months after termination of employment (or upon termination if terminated for cause), or (ii) ten years from the date of grant.

OPTION GRANTS IN 1999

    The following table sets forth certain information as of December 31, 1999 and the year then ended concerning stock options granted to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF                                                     ASSUMED ANNUAL RATES OF
                          SECURITIES        % OF TOTAL                                  STOCK PRICE APPRECIATION
                          UNDERLYING      OPTIONS GRANTED   EXERCISE                        FOR OPTION TERM
                       OPTIONS GRANTED     TO EMPLOYEES       PRICE     EXPIRATION   ------------------------------
        NAME           (# OF SHARES)(1)   DURING THE YEAR   ($/SHARE)      DATE           5%              10%
---------------------  ----------------   ---------------   ---------   ----------   -------------   --------------
Gary S. Kledzik......      200,000             29.37%        $13.31        1/26/09    $1,674,495      $ 4,243,499
David E. Mai.........      100,000             17.22%         13.31        1/26/09       837,247        2,121,749
John M. Philpott.....       75,000             13.49%         13.31        1/26/09       627,936        1,591,312

--------------------

(1) The options vest ratably over a period of four years and expire upon the earlier of (i) three months after termination of employment (or upon termination if terminated for cause), or (ii) ten years from the date of grant.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information as to the stock options exercised by the named executive officers at the end of 1999 and the value of the options exercised at that date based on the difference between the market price of the stock and the exercise prices of the options.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                            DECEMBER 31, 1999(#)           DECEMBER 31, 1999($)(1)
                       SHARES ACQUIRED      VALUE      ------------------------------   ------------------------------
        NAME           ON EXERCISE(#)    REALIZED($)   EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
---------------------  ---------------   -----------   -----------      -------------   -----------      -------------
Gary S. Kledzik......           --       $   --          643,125           400,625      $2,465,565          $--
David E. Mai.........           --           --          275,815           215,625         933,816           --
John M. Philpott.....           --           --           41,875           125,625           4,924           --

--------------------

(1) Based on the difference between the closing price of the Common Stock as reported on the NASDAQ National Market as of December 31, 1999 and the exercise price of such options.

EMPLOYMENT AGREEMENTS

    The Company and Dr. Kledzik are parties to an employment agreement effective December 31, 1989, as amended (the "Employment Agreement"), pursuant to which Dr. Kledzik serves as Chief Executive Officer for the Company and its subsidiaries. The Employment Agreement provides for an initial employment term of one (1) year, renewed for successive one-year terms, unless Dr. Kledzik notifies the Company in writing at least 30 days in advance of, or the Company notifies Dr. Kledzik in writing 30 days before or after, December 31 of each year. Under the terms of the Employment Agreement, Dr. Kledzik is entitled to an annual salary as determined by the Compensation Committee of the Board of Directors from time to time. The current annual salary is $357,500. As of December 31, 1999, in connection with the Employment Agreement, Dr. Kledzik has received options to purchase a total of 674,466 shares of Common Stock at exercise prices ranging from $0.03 to $2.00 per share with a weighted average price of

$0.88 per share. Additionally, from two of the Company's employee stock option plans, Dr. Kledzik has received options to purchase 731,250 shares at exercise prices ranging from $6.00 to $56.00 per share with a weighted average exercise price of $26.18 per share. Options for 1,002,591 shares have vested, of which 359,466 have been exercised. Options outstanding at December 31, 1999 vest ratably over four years from the date of grant. The Employment Agreement provides that Dr. Kledzik shall perform his duties at the Company's designated facility in Santa Barbara, California. If the Employment Agreement is terminated other than at Dr. Kledzik's option or by the Company for cause, then the Company shall pay Dr. Kledzik severance compensation in an amount equal to the product of his monthly base salary multiplied by the greater of: (i) the number of months remaining under the term of the Employment Agreement; or (ii) six. If the Company terminates Dr. Kledzik's employment for cause or Dr. Kledzik terminates his employment, he is not entitled to severance pay. "Cause" is defined in the Employment Agreement to be personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than minor traffic violations) or material breach of any provision of the Employment Agreement or any other agreement between Dr. Kledzik and the Company. In addition, in connection with the execution of the Employment Agreement, Dr. Kledzik executed and delivered the Company's standard form Intellectual Property and Confidentiality Agreement providing for the assignment to the Company of inventions and intellectual property created or enhanced during Dr. Kledzik's employment and providing for the protection of confidential information.

    The Company and Mr. Mai are parties to an employment agreement effective February 1, 1991, as amended (the "Employment Agreement"), pursuant to which
Mr. Mai serves as President of the Company and its subsidiaries. The Employment Agreement provides for an initial employment term of one (1) year, renewed for successive one-year terms, unless Mr. Mai notifies the Company in writing at least 30 days in advance of, or the Company notifies Mr. Mai in writing 30 days before or after, January 1st of each year. Under the terms of the Employment Agreement, Mr. Mai is entitled to an annual salary as determined by the Compensation Committee from time to time. The current annual salary is $275,000. As of December 31, 1999, in connection with the Employment Agreement, Mr. Mai has received options to purchase a total of 150,000 shares of Common Stock at exercise prices ranging from $0.67 to $2.00 per share with a weighted average price of $1.42 per share. Additionally, from two of the Company's employee stock option plans, Mr. Mai has received options to purchase 381,250 shares at exercise prices ranging from $6.00 to $56.00 per share with a weighted average exercise price of $25.51 per share. Options for 313,125 shares have vested, of which 37,310 shares have been exercised. The options generally vest ratably over four years from the date of grant. The remaining terms and conditions of Mr. Mai's Employment Agreement are substantially identical to those in Dr. Kledzik's agreement, except that if the Employment Agreement is terminated other than at Mr. Mai's option or by the Company for cause, then the Company shall pay Mr. Mai severance compensation in an amount equal to one week's salary for each six month employment period, beginning six months after the effective date of the Employment Agreement.

    The Company and Mr. Philpott are parties to an employment agreement effective March 20, 1995, as amended (the "Employment Agreement"), pursuant to which Mr. Philpott serves as Chief Financial Officer of the Company and its subsidiaries. The Employment Agreement provides for an initial employment term of one (1) year, renewed for successive one-year terms, unless Mr. Philpott notifies the Company in writing at least 30 days in advance of, or the Company notifies Mr. Philpott in writing 30 days before or after, March 20 of each year. Under the terms of the Employment Agreement, Mr. Philpott is entitled to an annual salary as determined by the Company from time to time. The current annual salary is $192,500. As of December 31, 1999, in connection with the Employment Agreement, Mr. Philpott has received options to purchase a total of 15,000 shares of Common Stock at exercise prices ranging from $8.00 to $10.67 per share with a weighted average price of $9.34 per share. Additionally, from two of the Company's employee stock option plans, Mr. Philpott has received options to purchase 162,500 shares at exercise prices ranging from $13.31 to $56.00 per share with a weighted average exercise price of $22.72 per share. Options for 49,375 shares have vested, of which 7,500 shares have been exercised. The options generally vest ratably over four years from the date of grant. The remaining terms and conditions of Mr. Philpott's Employment Agreement are substantially identical to those in Dr. Kledzik's agreement, except that if the Employment Agreement is terminated other than at Mr. Philpott's option or by the Company for cause, then the Company shall pay Mr. Philpott severance compensation in an amount equal to one week's salary for each six month employment period, beginning six months after the effective date of the Employment Agreement.

EMPLOYEE STOCK OPTION PLANS

    The Company has five stock-based compensation plans which are described below--the 1989 Plan, the 1992 Plan, the 1994 Plan or, as a group, the Prior Plans, the 1996 Plan and the Non-Employee Directors Stock Option Plan or the Directors' Plan.

    The Prior Plans provided for the grant of both incentive stock options and non-statutory stock options. Stock options were granted under these plans to certain employees and corporate officers. The purchase price of incentive stock options must equal or exceed the fair market value of the Common Stock at the grant date and the purchase price of non-statutory stock options may be less than fair market value of the Common Stock at grant date. Effective July 21, 1996, the Prior Plans were superseded with the adoption of the 1996 Plan except to the extent of options outstanding in the Prior Plans. The Company has allocated 300,000 shares, 750,000 shares and 600,000 shares for the 1989 Plan, the 1992 Plan and the 1994 Plan, respectively. The outstanding shares granted under the Prior Plans vest in equal annual installments over four years beginning one year from the grant date and expire ten years from the original grant date.

    The 1996 Plan provides for awards which include incentive stock options, non-qualified stock options, restricted shares, stock appreciation rights, performance shares, stock payments and dividend equivalent rights. Included in the 1996 Plan is an employee stock purchase program which has not yet been implemented. Also included in the 1996 Plan is a Non-Employee Directors' Stock Option award program which provides for an automatic fully vested annual grant on the first day of the fourth quarter of each year to each non-employee director of a non-qualified stock option for the purchase of 7,500 shares of Common Stock at fair market value and occasional discretionary grants. Officers, key employees, directors and independent contractors or agents of the Company may be eligible to participate in the 1996 Plan, except that incentive stock options may only be granted to employees of the Company. The 1996 Plan supersedes and replaces the Prior Plans and the Directors' Plan, except to the extent of options outstanding under those plans. The purchase price for awards granted from the 1996 Plan may not be less than the fair market value at the date of grant. The maximum amount of shares that could be awarded under the 1996 Plan over its term is 4,000,000 shares. Awards granted under the 1996 Plan expire on the date determined by the Plan Administrators as evidenced by the award agreement, but shall not expire later than ten years from the date the award is granted except for grants of restricted shares which expire at the end of a specified period if the specified service or performance conditions have not been met.

    The Prior Plans and the 1996 Plan have been terminated and replaced by the 2000 Stock Compensation Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In August 1994, the Company entered into a Formulation Agreement with Pharmacia & Upjohn. In July 1995, the Company entered into a License Agreement, a Drug Supply Agreement and a Device Supply Agreement with Pharmacia & Upjohn, the beneficial owners of more than five percent of the Company's Common Stock relating to the development, distribution and sale of the Company's leading drug candidate, SnET2, and certain light devices for use in PhotoPoint-TM- (the Company's proprietary technologies for photodynamic therapy) in the fields of oncology, urology and dermatology. Concurrent with entering into the License Agreement, Pharmacia & Upjohn entered into a Stock Purchase Agreement pursuant to which Pharmacia & Upjohn purchased 600,000 shares of Common Stock from the Company for $12.0 million. In August 1996, the License Agreement was extended to the field of ophthalmology. In January 1999, the Company entered into an Equity Investment Agreement, whereby, Pharmacia Corporation, formerly Pharmacia & Upjohn, purchased 1,136,533 shares of our Common Stock for an aggregate purchase price of $19.0 million. In 1998, the Formulation Agreement was assigned to Fresenius AG as part of their Asset Transfer Agreement between Pharmacia & Upjohn and Fresenius. For the year ended December 31, 1999, the Company paid $1.3 million and recorded as expense $881,000 in connection with the Formulation Agreement. Additionally, for the year ended December 31, 1999 the Company recorded revenues of $14.0 million related to the license agreement and related amendments.

    In December 1997, the Compensation Committee of the Board of Directors recommended and subsequently approved an option loan program for the Company's named executive officers. The loans, which accrue interest at the applicable federal rates and are payable in five years, were awarded specifically for the purpose of exercising options and paying the related option exercise price and payroll taxes, if any, and are secured by the underlying shares exercised. The current adjusted outstanding loan balances made available under this program are $19,659 for Gary S. Kledzik, $32,864 for David E. Mai and $81,118 for John M. Philpott. During 1996 and 1997, under the Company's employee loan program, the named executive officers borrowed $25,000 each. These notes are collateralized by their stock options and accrue interest at the applicable federal rates and mature five years from the date of issuance. Currently, the notes are still outstanding and are accruing interest. In addition, in August 1998, the Company made a loan to its Chief Executive Officer. This note accrues interest at a fixed rate of 5.5%. Currently, the note has an outstanding balance of $296,000 plus accrued interest. In December 1997, the Company made a loan to its President. The note accrues interest at a fixed rate of 5.89% and currently, the note has an outstanding principal balance of $32,500 plus accrued interest.

    See also "Compensation Committee Interlocks and Insider Participation".

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

    The Company's Common Stock began trading on the NASDAQ SmallCap Market on April 11, 1995 and was designated as a National Market System security on The NASDAQ National Market on August 30, 1995. From August 30, 1995 to
September 12, 1997, the stock was traded under the symbol PDTI. Effective September 15, 1997, the Company changed the name to Miravant Medical Technologies and the ticker symbol to MRVT. The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total return on the NASDAQ Market Index and a peer group made up of the companies included in the NASDAQ Pharmaceutical Index over the period indicated (assuming the investment of $100 in the Company's Common Stock on April 11, 1995, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with SEC regulations, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The other indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                         MIRAVANT MEDICAL TECHNOLOGIES

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 02/16/2000 including data to 12/31/1999
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CRSP TOTAL RETURNS INDEX FOR:                   4/11/95    12/1995    12/1996    12/1997    12/1998    12/1999
-----------------------------                   --------   --------   --------   --------   --------   --------
Miravant Medical Technologies.................   100.0      443.4      247.1      352.9      113.6       82.2
Nasdaq Stock Market (US Companies)............   100.0      128.6      158.2      193.8      273.0      496.3
Nasdaq Pharmaceuticals Stocks
SIC 2830-2839 US & Foreign....................   100.0      159.7      170.2      175.7      223.8      416.5

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

    The ByLaws of the Company authorize not more than nine (9) nor less than five (5) members of the Board of Directors and, effective October 28, 1998, fix the number of members at eight (8) until changed. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Company's six (6) nominees named below, each to serve until the next Annual Meeting of Stockholders and until the director's successor is elected and qualified. If any stockholder gives notice in accordance with the Company's Certificate of Incorporation and applicable law of his or her intention to cumulate votes, then all stockholders may cumulate votes. If such notice is given, the proxy holders will vote the proxies received by them cumulatively in their discretion.

    Six (6) Directors are being nominated to be elected until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified:
LARRY S. BARELS; WILLIAM P. FOLEY II; CHARLES T. FOSCUE; GARY S. KLEDZIK, PH.D.; DAVID E. MAI; AND JONAH SHACKNAI.

    If any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the shares which they represent for a nominee designated by the present Board of Directors to fill the vacancy, unless the Board, to the extent permitted, reduces the number of directors. It is not presently expected that any nominee will be unable or will decline to serve as a director.

    Names of the nominees and certain information about each of them are set forth below.

LARRY S. BARELS, AGE 51

    Mr. Barels has served as a director of the Company since November 1998.
Mr. Barels has been Principal of Pacific Capital Resources, his own consulting practice, from 1996 to the present. Since June 1999, Mr. Barels has been the Chairman of the Board for Driveway Corporation and from November 1998 to June 1999, he served as the President and Chief Executive Officer. From 1995 to 1997, Mr. Barels was the Chairman of Software.com, Inc., a company that develops internet and intranet-based messaging server software. From 1997 to present, Mr. Barels is a partner and advisor to Vantage Point Venture Partners. From 1985 through 1995, Mr. Barels was the Chairman and Chief Executive Officer of Wavefront Technologies, a company involved in digital image manipulation and computer animation. Currently, Mr. Barels is director of Miramar Systems and MSC Software. Mr. Barels holds a B.A. from Brigham Young University in Communications.

WILLIAM P. FOLEY II, AGE 55

    Mr. Foley has served as a director of the Company since October 1998.
Mr. Foley has been Chairman and Chief Executive Officer of Fidelity National Financial, Inc. since 1984 to the present. Mr. Foley is also currently serving as Chairman of the Board of CKE Restaurants, Inc., the developer, owner, operator and franchisor of Carl's Jr. restaurants and as Chairman of the Board of Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. Mr. Foley is also a director of Micro General Corporation, American National Financial, Inc. and Fresh Foods, Inc. Mr. Foley holds a B.S. degree from the United States Military Academy at West Point, an M.B.A from Seattle University and a JD from the University of Washington.

CHARLES T. FOSCUE, AGE 50

    Mr. Foscue has served as a director of the Company since July 1996.
Mr. Foscue is a founder, Chairman, President and Chief Executive Officer of HAI and has held those positions since the inception of HAI in 1979. HAI serves as a corporate financial consultant in the areas of mergers and acquisitions, public and private financings, strategic planning and financial analysis. HAI and Mr. Foscue have been advisors to the Company since 1991 and have been involved in the Company's private and public financings from 1991 to the present. Prior to founding HAI, Mr. Foscue was Vice President of Marketing for Tri-Chem, Inc. Mr. Foscue holds a B.A. degree in Economics from the University of North Carolina and an M.B.A. degree from Harvard University, Graduate School of Business.

GARY S. KLEDZIK, PH.D., AGE 50

    Dr. Kledzik is a founder of the Company and has served as a director since its inception in June 1989. He served as President of the Company from June 1989 to May 1996. He has been Chairman of the Board of Directors since
July 1991 and Chief Executive Officer since September 1992. Dr. Kledzik held the office of President of Miravant (formerly PDT) Pharmaceuticals, Inc. since its formation until July 1996. Prior to joining the Company, Dr. Kledzik was Vice President of the Glenn Foundation for Medical Research. His previous experience includes serving as Research and General Manager for an Ortho Diagnostic Systems, Inc. division of Johnson & Johnson, Vice President of Immulok, Inc., a cancer and infectious disease biotechnology company which he co-founded and which was acquired by Johnson & Johnson in 1983, Laboratory Director for Endocrine Sciences in Los Angeles and Adjunct Research Scientist at the University of California at Los Angeles. Dr. Kledzik holds a B.S. in Biology and a Ph.D. in Physiology from Michigan State University.

DAVID E. MAI, AGE 55

    Mr. Mai has served as President of the Company since May 1996, President of Miravant Cardiovascular, Inc. since September 1992, President of Miravant Pharmaceuticals, Inc. since July 1996 and President of Miravant Systems, Inc. since June 1997. Mr. Mai served as Vice President of Corporate Development for the Company from March 1994 until May 1996. Mr. Mai became associated with the Company in July 1990 as a consultant assisting with technology and business development. He joined the Company in 1991, serving as New Product Program Manager from February 1991 to July 1992 and as Clinical Research Manager from July 1992 to September 1992. Prior to joining the Company, Mr. Mai was Director of the Intravascular Ultrasound Division of Diasonics Corporation from 1988 to 1989. Previously, Mr. Mai served as Director of Strategic Marketing for Boston Scientific Corporation's Advanced Technologies Division, Vice President of Stanco Medical and Sales Engineer with Hewlett-Packard Medical Electronics.
Mr. Mai holds a B.S. degree in Biology from the University of Hawaii.

JONAH SHACKNAI, AGE 43

    Mr. Shacknai has served as a director of the Company since September 1997. Mr. Shacknai is a founder of Medicis Pharmaceutical Corporation where he has served as Chairman of the Board and Chief Executive Officer since July 1988.
Mr. Shacknai also served as a member of the National Arthritis and Musculoskeletal and Skin Disease Advisory Council of the National Institute of Health, is a member of the Joint High Level Advisory Panel of the United States-Israel Science and Technology Commission and served as a director for Health World Corporation. Previously, he was a member of the Washington D.C. law firm of Royer, Shacknai & Mehle. Mr. Shacknai has also previously served as Counsel to the United States House of Representatives Committee on Science and Technology, founding director of IVAX Corporation and as a member of the Commission on the Federal Drug Approval Process. Mr. Shacknai holds a B.A. from Colgate University and a JD from Georgetown University Law Center.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF
        THE SIX (6) NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

                                   ITEM NO. 2
              PROPOSAL TO APPROVE THE MIRAVANT MEDICAL TECHNOLOGIES
                          2000 STOCK COMPENSATION PLAN

    The Board of Directors determined that it is in the best interests of the Company and its stockholders to adopt the Miravant Medical Technologies 2000 Stock Compensation Plan (described below). In April 2000, the Board of Directors adopted the Plan and reserved Common Stock for issuance thereunder subject to stockholder approval in the amount of 6,000,000 shares. The Plan is intended to supersede and replace the 1996 Plan and Prior Plans. As of the date of stockholder approval of the Plan, no options had been granted pursuant to the Plan.

    There follows a description of the principal features of the Plan, see --"Summary Description of the Miravant Medical Technologies 2000 Stock Compensation Plan." The complete Plan is attached as Exhibit A.

SUMMARY DESCRIPTION OF THE MIRAVANT MEDICAL 2000 STOCK COMPENSATION PLAN

    GENERAL. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options" or nonstatutory stock options. Stock purchase rights may also be granted under the Plan.

    ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan.

    ELIGIBILITY. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant.

    LIMITATIONS. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options and stock purchase rights to purchase up to an additional 500,000 shares of Common Stock.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

    (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the

       Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) TERMINATION OF SERVICE. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within three months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). Unless otherwise determined by the Administrator, if an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option within 12 months from the date of such termination. Unless otherwise determined by the Administrator, if an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option within 12 months from the date of such termination.

    (e) NONTRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (f) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

    STOCK PURCHASE RIGHTS. In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option or stock purchase right, including shares as to which the option or stock purchase right would not otherwise be exercisable.

    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable, at the discretion of the Administrators. The Administrators may allow for each outstanding option and stock purchase right to be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for thirty
(30) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date the Plan was adopted by the Board.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

    STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to the right of repurchase.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

    As described above, the employees of the Company and its subsidiaries who will receive grants under the Plan and the size of the grants are generally to be determined by the Administrators in their discretion. Thus, it is not possible either to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees. Approximately 300 employees have received options under the Prior Plans and the 1996 Plan.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MIRAVANT MEDICAL TECHNOLOGIES 2000 STOCK COMPENSATION PLAN.

                                   ITEM NO. 3
                        PROPOSAL TO RATIFY APPOINTMENT OF
                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed, subject to ratification by the stockholders, Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. Ernst & Young LLP has been the Company's independent auditors since 1992. The Board of Directors believes that the continuation of Ernst & Young LLP as the Company's independent public accountants is beneficial to the Company and its stockholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to address the meeting, if they so desire, and respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS ITEM.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all such
Section 16(a) filing requirements were complied with, except one late filing made by William P. Foley II.

                                 OTHER MATTERS

    The Company is unaware of any other matters to be presented at the Annual Meeting, but if any other matters should properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote the proxy in accordance with their judgment.

               STOCKHOLDER PROPOSALS FOR THE 2001 PROXY STATEMENT

    Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the Company's 2001 Annual Meeting of Stockholders should submit the proposal in writing to Secretary, Miravant Medical Technologies, 336 Bollay Drive, Santa Barbara, California 93117 no later than December 31, 2000, in order for such proposal to be considered for inclusion in the Proxy Statement and all other conditions for such inclusion must be satisfied. Additionally, management proxy holders for the Company's 2001 Annual Meeting will have discretionary authority to vote on any stockholder proposal that is presented at such Annual Meeting, but that is not included in the Company's Proxy Statement, unless notice of such proposal is received by the Secretary on or before February 26, 2001.

                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
                     PLEASE SIGN THE PROXY AND RETURN IT IN
                          THE ENCLOSED STAMPED ENVELOPE

Santa Barbara, California
May 8, 1999

                                          By Order of the Board of Directors

                                          /s/ JOSEPH E. NIDA
                                          -------------------------------
                                          Joseph E. Nida
                                          SECRETARY

                                   EXHIBIT A

                          MIRAVANT MEDICAL TECHNOLOGIES
                          2000 STOCK COMPENSATION PLAN

    1. PURPOSES OF THE PLAN. The purposes of this 2000 Stock Compensation Plan are:

       - To attract and retain the best available personnel for positions of substantial responsibility;

       - To provide additional incentive to Employees, Directors and Consultants; and

       - To promote the success of Miravant Medical Technologies business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan. The Plan is intended to supersede and replace all existing Company stock option plans (the "Existing Plans"), except to the extent of options outstanding under the Existing Plans.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee of Service Providers appointed by the Board in accordance with Section 4. of the Plan.

        (f) "COMMON STOCK" means the common stock of the Company.

        (g) "COMPANY" means Miravant Medical Technologies a Delaware corporation.

        (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means total and permanent disability as defined in
    Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181(st) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

           (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) "OPTION" means a stock option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

        (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

        (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (x) "PLAN" means this Miravant Medical Technologies 2000 Stock Compensation Plan.

        (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "SECTION 16(B)" means Section 16(b) of the Exchange Act.

        (cc) "SERVICE PROVIDER" means an Employee, Director or Consultant.

        (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is Six Million (6,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a)  PROCEDURE.

            (i) MULTIPLE ADMINISTRATIVE BODIES. Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of
                 Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

           (iii) RULE 16B-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i) to determine the Fair Market Value;

            (ii) to select the Service Providers to whom Options and Stock
                 Purchase Rights may be granted hereunder;

           (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

            (iv) to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi) to reduce the exercise price of any Option or Stock Purchase
                 Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

           (vii) to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c)  The following limitations shall apply to grants of Options:

            (i) No Service Provider shall be granted, in any fiscal year of the
                Company, Options to purchase more than 500,000 Shares.

            (ii) In connection with his or her initial service, a Service
                 Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

           (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

            (iv) If an Option is cancelled in the same fiscal year of the
                 Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections
                 (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
    (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five
    (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i) In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of
                 Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

           (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i) cash;

            (ii) check;

           (iii) promissory note;

            (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi) a reduction in the amount of any Company liability to the
                 Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

           (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives:
    (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination or at the discretion of the Committee, if longer. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve
    (12) months following the Optionee's termination or at the discretion of the Committee, if longer. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan, unless the Administrator determines the unvested Shares exercisable. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination or at the discretion of the Committee, if longer. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan, unless the Administrator determines the unvested shares exercisable. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.  STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten
    (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, at the discretion of the Administrators. The Administrators may allow for each outstanding Option and Stock Purchase Right to be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    16.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                         MIRAVANT MEDICAL TECHNOLOGIES

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                          STOCKHOLDERS--JUNE 14, 2000

MIRAVANT MEDICAL TECHNOLOGIES, 336 BOLLAY DRIVE, SANTA BARBARA, CALIFORNIA 93117

    The undersigned hereby appoints Gary S. Kledzik, Ph.D. and John M. Philpott, and each of them the true and lawful attorneys in fact, agents and proxies, each with full power of substitution, to attend the annual meeting of stockholders of Miravant Medical Technologies (the "Company") to be held June 14, 2000, at
9:00 a.m. at The Four Seasons Biltmore Hotel, Santa Barbara, California, and/or at any adjournment of the annual meeting, and to vote in the manner indicated below all shares of Common Stock which the undersigned would be entitled to vote if personally present, all in accordance with and as more fully described in the Notice of Annual Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged.

    THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS INDICATED BELOW:

                     PLEASE MARK YOUR VOTES LIKE THIS: /X/.

1.   To elect the following as directors.  FOR ALL NOMINEES LISTED BELOW--         WITHHOLD AUTHORITY TO VOTE
                                           (except as marked below)  / /           FOR ALL NOMINEES LISTED
                                                                                   BELOW  / /

            Larry S. Barels, William P. Foley II, Charles T. Foscue, Gary S. Kledzik, Ph.D., David E. Mai, and Jonah Shacknai

 TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE OUT THE NAME OF ANY SUCH
                   NOMINEE(S) AND MARK THE FOLLOWING BOX: / /

2.  To approve the Miravant Medical Technologies 2000 Stock Compensation Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. In their discretion, on such other business as may properly come before the annual meeting or any adjournment thereof.

    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN
ITEM 1, FOR ITEM 2, FOR ITEM 3 AND, WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS.

    Please mark, date and sign as your name appears below and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, state your full title and authority when signing. If the signer is a corporation, please sign the full corporation name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                                      Dated ______________, 2000

                                                      __________________________

                                                      __________________________

                                                      Signature, if held jointly

    PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PRE-PAID
                                    ENVELOPE
 / / I/WE PLAN TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE
                                 MARK THE BOX.